Exhibit 3.16

Company Number: 147943

COMPANIES ACTS 1985 AND 1989

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

CANADIAN HELICOPTERS (UK) LIMITED

(as adopted by Special Resolution dated the 6th day of January 1994 and amended by Special Resolutions dated 27th January 1994,

24th February 1994 and 16th March 1995)

PRELIMINARY

1. The regulations constituting Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 (as amended) (“Table A”) shall apply to the Company in the same manner and to the same extent as if they were expressly set out herein, save in so far as they are excluded or varied by these Articles. The regulations of Table A numbered 3, 35, 46, 73 to 81 inclusive, 87, 104 and 118 shall not apply to the Company and in lieu thereof and in addition to the remaining regulations of Table A the following shall be the regulations of the Company.

2. In the first line of regulation 1 of Table A after the word “regulations” the words “and in any articles adopting in whole or in part the same” shall be deemed to be inserted.

3. In these Articles, unless the context otherwise requires:

“the Act” means the Companies Act 1985 as amended by the Companies Act 1989 and every statutory modification or re-enactment thereof for the time being in force;

“these Articles” means these articles of association or other the articles of association of the Company for the time being in force;

“the Auditors” means the auditors for the time being of the Company;

“the Directors” means the directors for the time being of the Company or, as the case may be, the Board of directors for the time being of the Company or the directors present at a duly convened meeting of the directors or any duly authorised committee at which a quorum is present and “Director” shall be construed accordingly;

“the Secretary” includes a deputy or assistant secretary and any person appointed by the Directors to perform the duties of the secretary;

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words importing the singular number shall include the plural and vice-versa, words importing the masculine shall include the feminine and neuter and vice-versa, and words importing persons shall include bodies corporate, unincorporated associations and partnerships;

any reference herein to the provisions of any Act shall extend to and include any amendment or re-enactment of or substitution for the same effected by any subsequent statute;

headings are inserted for convenience only and shall not affect the construction of these Articles.

4. A special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

SHARE CAPITAL

5. The authorised share capital of the Company at the date of the adoption of this Article is £15,000,000 divided into 5,259,000 non- cumulative redeemable, convertible voting “A” preference shares of £1 each (“the “A” Preference Shares”), 1,052,000 non-cumulative redeemable convertible voting “B” preference shares of £1 each (“the “B” Preference Shares”) and 8,689,000 Ordinary Shares of £1 each (“Ordinary Shares”).

5A.	The “A” Preference Shares:

The “A” Preference Shares shall entitle the holders thereof to the following rights:

(a)	as to dividends:

the Company shall, subject to the Act, pay the holders a fixed non-cumulative preferential dividend of 4% in priority to any other payment of dividend such fixed non-cumulative preferential dividend of 4% shall be net of any advance corporation tax payable by the Company and be payable annually in arrears on 1st May in each financial year of the Company provided that the first payment of dividend hereunder shall be on 1st May 1995 in respect of the period from the date of adoption of these articles to 1st May 1995;

(b)	as to capital:

on a return of assets on a liquidation, reduction of capital or otherwise, the holders of the “A” Preference Shares shall be entitled (in proportion to the number of “A” Preference Shares held by each of them) in priority to all other shareholders to be paid out of the surplus assets of the Company remaining after payment of its liabilities the par value of the “A” Preference Shares together with a sum equal to any arrears of the preferential dividend calculated down to the date of the return of capital;

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(c)	as to redemption:

the “A” Preference Shares shall be liable to be redeemed in accordance with the following provisions:

(i)	each holder of an “A” Preference Share may at any time give not less than seven days previous notice in writing (a “redemption notice”) to the Company of his desire to redeem all or any part of the “A” Preference Shares of which he is the registered holder and which are fully paid up on the date which shall be specified in the redemption notice;

(ii)	on the redemption date the Company shall be bound to redeem the “A” Preference Shares specified in the redemption notice at par and to pay the dividend which shall have accrued on them down to the redemption date against delivery to the Company of the certificates for the shares to be redeemed, and shall issue free of charge fresh certificates for any unredeemed shares;

(iii)	the “A” Preference shares to be redeemed shall cease to rank for dividend on the redemption date unless on the certificates for the “A” Preference Shares being tendered to the Company it shall fail to effect such redemption;

(iv)	the “A” Preference Shares may be redeemed out of distributable profits or out of the proceeds of a fresh issue of shares made for the purposes of the redemption or to the extent permitted by law, out of the capital of the Company;

(v)	all the provisions of the Act relating to the redemption of shares and the creation or increase where requisite of a capital redemption reserve shall be duly observed.

the “A” Preference Shares shall not be redeemable at the instance of the Company;

(d)	as to conversion:

each holder of “A” Preference Shares shall be entitled by not less than seven days’ notice in writing to the Company to convert all or any part of the “A” Preference Shares held by him into Ordinary Shares on the basis of one Ordinary Share for each “A” Preference Share and upon the expiry of the period specified in such notice each “A” Preference Share the subject of the notice shall be converted automatically into one Ordinary Share.

5B.	The “B” Preference Shares

The “B” Preference Shares shall entitle the holders thereof to the following rights:

(a)	as to dividends:

the Company shall, subject to the Act, pay the holders a fixed non-cumulative preferential dividend of 4% subject to the rights

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of the holders of the “A” Preference Shares but in priority to any other payment of dividend such fixed non-cumulative preferential dividend of 4% shall be net of any advance corporation tax payable by the Company and be payable annually in arrears on 1st May in each financial year of the Company provided that the first payment of dividend hereunder shall be on 1st May 1995 in respect of the period from the date of adoption of these articles to 1st May 1995;

(b)	as to capital:

on a return of assets on a liquidation, reduction of capital or otherwise, the holders of “B” Preference Shares shall be entitled (in proportion to the number of “B” Preference Shares held by each of them) subject to the rights of the holders of the “A” Preference Shares but in priority to all other shareholders to be paid out of the surplus assets of the Company remaining after payment of its liabilities the par value of the “A” Preference Shares together with a sum equal to any arrears of the preferential dividend calculated down to the date of the return of capital and together also with the premium which would have been payable on the redemption of the “B” Preference Shares under Article 5B(c).

(c)	as to redemption:

the “B” Preference Shares shall be liable to be redeemed in accordance with the following provisions:

(i)	each holder of a “B” Preference Share may at any time give not less than seven days previous notice in writing (a “redemption notice”) to the Company of his desire to redeem all or any part of the “B” Preference Shares of which he is the registered holder and which are fully paid up on the date which shall be specified in the redemption notice;

(ii)	on the redemption date the Company shall be bound to redeem the “B” Preference Shares specified in the redemption notice at par plus a premium of £7.555133 per share and to pay the dividend which shall have accrued on them down to the redemption date against delivery to the Company of the certificates for the shares to be redeemed, and shall issue free of charge fresh certificates for any unredeemed shares:

(iii)	the “B” Preference Shares to be redeemed shall cease to rank for dividend on the redemption date unless on the certificates for the “B” Preference Shares being tendered to the Company it shall fail to effect such redemption;

(iv)	the “B” Preference Shares may be redeemed out of distributable profits or out of the proceeds of a fresh issue of shares made for the purposes of the redemption or, to the extent permitted by law, out of the capital of the Company;

the “B” Preference Shares shall not be redeemable at the instance

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of the Company;

(v)	all the provisions of the statutes relating to the redemption of shares and the creation or increase where requisite of a capital redemption reserve shall be duly observed.

(d)	as to conversion:

(i)	each holder of “B” Preference Shares shall be entitled by not less than seven days notice in writing to the Company to convert all or any part of the “B” Preference Shares held by him into Ordinary Shares on the basis of 1 Ordinary Share for each “B” Preference Share and upon the expiry of the period specified in such notice each “B” Preference Share the subject of the notice shall be converted automatically into one Ordinary Share.

(ii)	Forthwith upon such conversion there shall be capitalised out of the undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or out of any sum standing to the credit of the company’s share premium account or capital redemption reserve, as the Directors may in their absolute discretion determine, a sum equal to £7.555133 for each Ordinary Share in issue at such time (including the Ordinary Shares derived from the conversion of the B Preference Shares) provided that the amount to be capitalised shall be reduced to the extent that the undivided profits, share premium account and capital redemption reserve shall be insufficient.

(iii)	The sum so capitalised shall be set free for distribution amongst the holders of the Ordinary Shares in issue at such time in the proportion of £7.555133 (or such lesser amount as is provided in 5B.(d)(ii) above for every such Ordinary Share held by them, on condition that the same be not paid in cash, but be applied in paying up in full such number of Ordinary Shares as shall equal the number of Ordinary Shares in issue at such time multiplied by 7.555133 (or such lesser amount as aforesaid), such new Ordinary Shares to be allotted and issued credited as fully paid at par to and amongst such members in the proportion of 7.555133 (or such lesser amount as aforesaid) new Ordinary Shares of £1 for each one Ordinary Share already held, provided that fractional entitlements shall be ignored and holders of Ordinary Shares shall not be entitled to fractional certificates or to payments in lieu of them.

5C.	The “A” Preference Shares the “B” Preference Shares and the Ordinary Shares:

“A” Preference Shares the “B” Preference Shares and the Ordinary Shares shall entitle the holders thereof to receive notice of and to attend and vote at general meetings of the Company; on a show of hands every holder of “A” Preference Shares, “B” Preference Shares and Ordinary Shares who (being an individual) is present in person or by

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proxy or (being a Corporation) is present by a duly authorised representative or by proxy shall have one vote and on a poll every holder of “A” Preference Shares, “B” Preference Shares and Ordinary Shares so present shall have one vote for each such Share held by him.

6. Unless otherwise provided by the conditions of issue, any capital raised by the creation of new shares shall be considered as part of the capital subsisting as at the date of the registration of these Articles and shall be subject to the same provisions with reference to the payment of calls and the forfeiture of shares on non-payment of calls, transfers and transmission of shares, lien or otherwise as if it had been part of the capital subsisting as at the date of the registration of these Articles.

7. The unissued shares of the Company shall be under the control of the Directors who are generally and unconditionally authorised for the purposes of Section 80 of the Act to exercise all the powers of the Company to allot relevant securities (within the meaning of Section 80(2) of the Act) of the Company up to a maximum nominal amount of £15,000,000 (being the amount of the existing authorised share capital of the Company at the date of the adoption of this Article) PROVIDED THAT:

(a)	the authority shall expire on the fifth anniversary of the date of the resolution adopting this Article unless previously varied or revoked or renewed by the Company in general meeting; and

(b)	if the Company has, before such expiry, made an offer or an agreement which would or might require relevant securities to be allotted after such expiry, the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired.

Sections 89(1) and subsections (1) to (6) inclusive of Section 90 of the Act shall not apply to any allotment of equity securities (within the meaning of Section 94 of the Act) by the Company.

8. Subject to the provisions of Part V of the Act the Company may:

(i)	issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on the terms and in the manner as the Directors may, before the issue of the shares, determine;

(ii)	purchase its own shares (including any redeemable shares); the terms and manner of any such purchase shall (save in so far as Chapter VII of Part V of the Act or any authority granted by the Company in general meeting thereunder shall otherwise require) be determined by the Directors;

(iii)	make a payment in respect of the redemption or purchase of shares under the provisions of this Article otherwise than out of distributable profits or the proceeds of a fresh issue of shares.

9. Without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by ordinary resolution determine.

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TRANSFER OF SHARES

10. The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share to any person whether or not it is a fully paid share and regulation 24 of Table A shall be deemed to be modified accordingly.

BORROWING POWERS

11. Without prejudice to the generality of regulation 70 of Table A, the Directors may exercise all the powers of the Company to borrow money without limit as to amount and upon such terms and in such manner as they think fit and subject (in the case of any security convertible into shares) to Section 80 of the Act, to grant any mortgage, charge or standard security over its undertaking, property and uncalled capital or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

NOTICE OF GENERAL MEETINGS

12. In regulation 38 of Table A the words “or a resolution appointing a person as a director” shall be deemed to be omitted and the words “in the case of special business” shall be deemed to be inserted immediately before the words “the general nature of the business to be transacted”.

PROCEEDINGS AT GENERAL MEETINGS

13. All business shall be deemed special that is transacted at an extraordinary general meeting and also all that is transacted at an annual general meeting, with the exception of the declaration of a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and the Auditors, the appointment of Directors and the appointment of, and the fixing of the remuneration of, the Auditors.

14. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the chairman; or

(b)	by at least one member present in person or by proxy.

15. At the end of regulation 41 of Table A the following words shall be deemed to be added, namely:

“and if at the adjourned meeting a quorum is not present within fifteen minutes from the time appointed for the meeting, the meeting shall be dissolved”.

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16. A corporation which is a member of the Company and which is represented at a meeting of the Company or of any class of members of the Company by a duly authorised representative pursuant to Section 375 of the Act shall be deemed to be present in person at that meeting.

DIRECTORS

17. The Directors shall have power at any time and from time to time to appoint any person to be a director of the Company, either to fill a casual vacancy or as an addition to the Board provided that any such appointment does not cause the number of Directors to exceed any number determined under regulation 64 of Table A as the maximum number of Directors for the time being in force.

18. The Company may by ordinary resolution of which special notice has been given in accordance with Section 379 of the Act or by extraordinary resolution remove any Director before the expiration of his period of office (notwithstanding anything in these Articles or in any agreement between the Company and such Director). Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

19. The Company may by ordinary resolution appoint any person in place of a Director removed from office under the immediately preceding Article and, without prejudice to the powers of the Directors under Article 17, may appoint any person to be a Director either to fill a casual vacancy or as an additional Director.

20. The Directors may grant to any Director required to exercise any special executive or other duties or make any special exertions for the purposes of the Company such special remuneration together with travelling and hotel expenses for the services rendered as the Directors think proper and such remuneration may be either in addition to or in substitution for the remuneration provided under or pursuant to regulation 82 of Table A.

21. It shall not be necessary for the purpose of a Directors’ meeting that all participants be present at the same place provided that the Directors counted in the quorum are all in contact for the purpose of the meeting, whether in person or by radio or telephone or other instantaneous means of communication.

22. The holders or holder of a majority in nominal value of such of the issued share capital for the time being of the Company as carries the right of attending and voting at general meetings of the Company may, by memorandum in writing signed by him or them or by their duly authorised attorneys (or in the case of a member being a company, signed by one of its directors or officers duly authorised by resolution of the Board on its behalf) or in such other form as the Directors may accept, and left at or sent to the registered office of the Company, at any time or from time to time appoint any person to be a Director of the Company or remove any Director from office whether or not appointed under this Article.

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DISQUALIFICATION OF DIRECTORS

23. The office of a Director shall be vacated if the Director:

(a)	becomes bankrupt or has a receiving order made against him or makes any arrangement or composition with his creditors generally; or

(b)	becomes prohibited from being a Director by reason of any order made under the Company Directors Disqualification Act 1986 (as amended) or becomes prohibited by law from being a Director; or

(c)	becomes a patient within the meaning of Section 94(2) of the Mental Health Act 1983; or

(d)	resigns his office by notice in writing to the Company left at the registered office of the Company.

PROCEEDINGS OF DIRECTORS

24. Provided that a Director declares his interest in a contract or transaction or arrangement or proposed contract or transaction or arrangement with the Company in manner provided by Section 317 of the Act, he shall be counted in the quorum at any meeting of Directors at which the same is considered and shall be entitled to vote as a Director in respect thereof. Regulations 94 to 97 inclusive of Table A shall be deemed to be modified accordingly.

25. Notwithstanding regulation 88 of Table A, it shall be necessary to give notice of a meeting to a Director who is absent from the United Kingdom and Regulation 88 shall be deemed to be modified accordingly.

SUPERANNUATION AND PENSIONS

26. The Directors may from time to time grant to any person who is or has been a director, officer or employee of the Company or of any holding company of the Company, or of any subsidiary of the Company or of any such holding company or of any predecessor in business of the Company or of any such subsidiary or holding company, or who is a dependant, relative or connection of any such person, a pension, superannuation allowance or benefit, or gratuity. They may also establish and maintain, or contribute towards, any pension or other superannuation benefit or any pension, superannuation or benevolent scheme, howsoever funded and whether such scheme is designed to benefit some one or more particular individuals and his or their dependants, relatives and connections, or any of them, or to the benefit generally of the Directors, officers and employees or the Directors or officers or employees or some class of Directors or officers or employees for the time being of the Company or of any holding company or of any subsidiary of the Company or of any such holding company or of any predecessor in business of the Company or of any such subsidiary or holding company.

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DOCUMENTS

27. Where the Act so permits, any instrument signed by a Director and the Secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under the Common Seal of the Company and regulation 101 of Table A shall be modified accordingly. No document shall be so signed which makes it clear on its face that it is intended to have effect as a deed without the authority of the Board of Directors or a committee of the Board authorised by the Board in that behalf.

27A	The Directors shall provide for the safe custody of the Seal and the Securities Seal and neither shall be used without the authority of the Directors or of the Committee authorised by the Directors in that behalf.

27B	The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.

DIVIDENDS AND RESERVE

28. The Directors may, before recommending any dividend, set aside out of the profits of the Company available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company available for distribution may be properly applied and, pending such application, may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same to reserve, carry forward any profits of the Company available for distribution which they may think prudent not to divide.

29. Except as otherwise provided by the rights attached to any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid.

INSURANCE AND INDEMNITY

30. Without prejudice to the provisions of Article 29, the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported

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execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

31. Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under Section 144(3) or (4) or under Section 727 of the Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. This Article shall only have effect insofar as its provisions are not avoided by Section 310 of the Act.

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Names and addresses of Subscribers	Number of Shares taken by each Subscriber
Jordan Nominees (Scotland) Limited 24 Great King Street Edinburgh EH3 6QN	1

Oswalds International Formations Limited 24 Great King Street Edinburgh EH3 6QN	1

TOTAL SHARES TAKEN	2

DATED the Eighth day of December, 1993

WITNESS to the above Signatures:

Cathie Balneaves

24 Great King Street

Edinburgh

EH3 6QN

London W1X 6AS

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Company Number 147943

COMPANIES ACTS 1985 and 1989

A private company limited by shares

SPECIAL RESOLUTION

of

CANADIAN HELICOPTERS (UK) LIMITED

(Passed the 27th day of January 1994)

SPECIAL RESOLUTION

The following resolution was duly passed as a Special Resolution at an Extraordinary General Meeting of the above-named Company held on January 1994:

“THAT the provisions of the Articles of Association of the Company be altered by inserting as Articles 27A and 27B the following Articles:

“27A. The Directors shall provide for the safe custody of the seal and any Securities Seal and neither shall be used without the authority of the Directors or of a committee authorised by the Directors in that behalf.

27B. The Securities Seal shall be used only for sealing securities issued by the Company and documents creating or evidencing securities so issued. Any such securities or documents sealed with the Securities Seal shall not require to be signed.”

Dated:

Chairman

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Company No. 147943

COMPANIES ACTS 1985 AND 1989

A Private Company limited by shares

SPECIAL AND ORDINARY RESOLUTIONS

of

CANADIAN HELICOPTERS (UK) LIMITED

(Passed the 24th day of February 1994)

The following Resolutions were duly passed as Ordinary and Special Resolutions at an Extraordinary General Meeting of the above-named Company held on the 24th day of February, 1994:

ORDINARY RESOLUTION

THAT the authorised share capital of the Company be increased to £15,000,000 by the creation of the following additional shares having the rights set out in the Articles of Association of the Company amended in accordance with Resolution Number 2 below:

5,259,000	non cumulative redeemable convertible ‘A’ Preference Shares of £1 each.

1,052,000	non cumulative redeemable convertible ‘B’ Preference Shares of £1 each.

8,688,000	Ordinary Shares of £1 each ranking pari passu with the existing Ordinary Shares of the Company.

SPECIAL RESOLUTION

THAT the Articles of Association of the Company be altered as follows:

(i)	by deleting Article 5 and substituting for it Articles 5, 5A, 5B and 5C set out below:

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5. The authorised share capital of the Company at the date of the adoption of this Article is £15,000,000 divided into 5,259,000 non-cumulative redeemable, convertible voting “A” preference shares of £1 each (“the “A” Preference Shares”), 1,052,000 non-cumulative redeemable convertible voting “B” preference shares of £1 each (“the “B” Preference Shares”) and 8,689,000 Ordinary Shares of £1 each (“Ordinary Shares”).

5A.	The “A” Preference Shares:

The “A” Preference Shares shall entitle the holders thereof to the following rights:

(a)	as to dividends:

the Company shall, subject to the Act, pay the holders a fixed non-cumulative preferential dividend of 4% in priority to any other payment of dividend such fixed non-cumulative preferential dividend of 4% shall be net of any advance corporation tax payable by the Company and be payable annually in arrears on 1st May in each financial year of the Company provided that the first payment of dividend hereunder shall be on 1st May 1995 in respect of the period from the date of adoption of these articles to 1st May 1995;

(b)	as to capital:

on a return of assets on a liquidation, reduction of capital or otherwise, the holders of the “A” Preference Shares shall be entitled (in proportion to the number of “A” Preference Shares held by each of them) in priority to all other shareholders to be paid out of the surplus assets of the Company remaining after payment of its liabilities the par value of the “A” Preference Shares together with a sum equal to any arrears of the preferential dividend calculated down to the date of the return of capital;

(c)	as to redemption:

the “A” Preference Shares shall be liable to be redeemed in accordance with the following provisions:

(i)	each holder of an “A” Preference Share may at any time give not less than seven days previous notice in writing (a “redemption notice”) to the Company of his desire to redeem all or any part of the “A” Preference Shares of which he is the registered holder and which are fully paid up on the date which shall be specified in the redemption notice;

(ii)	on the redemption date the Company shall be bound to redeem the “A” Preference Shares specified in the redemption notice at par and to pay the dividend which shall have accrued on

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them down to the redemption date against delivery to the Company of the certificates for the shares to be redeemed, and shall issue free of charge fresh certificates for any unredeemed shares;

(iii)	the “A” Preference shares to be redeemed shall cease to rank for dividend on the redemption date unless on the certificates for the “A” Preference Shares being tendered to the Company it shall fail to effect such redemption;

(iv)	the “A” Preference Shares may be redeemed out of distributable profits or out of the proceeds of a fresh issue of shares made for the purposes of the redemption or to the extent permitted by law, out of the capital of the Company;

(v)	all the provisions of the Act relating to the redemption of shares and the creation or increase where requisite of a capital redemption reserve shall be duly observed.

the “A” Preference Shares shall, not be redeemable at the instance of the Company;

(d)	as to conversion:

each holder of “A” Preference Shares shall be entitled by not less than seven days notice in writing to the Company to convert all or any part of the “A” Preference Shares held by him into Ordinary Shares on the basis of 100 Ordinary Shares of one pound for each “A” Preference Share and upon the expiry of the period specified in such notice each “A” Preference Share the subject of the notice shall be converted automatically into 100 Ordinary Shares.

5B.	The “B” Preference Shares

The “B” Preference Shares shall entitle the holders thereof to the following rights:

(a)	as to dividends:

the Company shall, subject to the Act, pay the holders a fixed non-cumulative preferential dividend of 4% subject to the rights of the holders of the “A” Preference Shares but in priority to any other payment of dividend such fixed non-cumulative preferential dividend of 4% shall be net of any advance corporation tax payable by the Company and be payable annually in arrears on 1st May in each financial year of the Company provided that the first payment of dividend hereunder shall be on 1st May 1995 in respect of the

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period from the date of adoption of these articles to 1st May 1995;

(b)	as to capital:

on a return of assets on a liquidation, reduction of capital or otherwise, the holders of “B” Preference Shares shall be entitled (in proportion to the number of “B” Preference Shares held by each of them) subject to the rights of the holders of the “A” Preference Shares but in priority to all other shareholders to be paid out of the surplus assets of the Company remaining after payment of its liabilities the par value of the “A” Preference Shares together with a sum equal to any arrears of the preferential dividend calculated down to the date of the return of capital and together also with the premium which would have been payable on the redemption of the “B” Preference Shares under Article 5B(c)

(c)	as to redemption:

the “B” Preference Shares shall be liable to be redeemed in accordance with the following provisions:

(i)	each holder of a “B” Preference Share may at any time give not less than seven days previous notice in writing (a “redemption notice”) to the Company of his desire to redeem all or any part of the “B” Preference Shares of which he is the registered holder and which are fully paid up on the date which shall be specified in the redemption notice;

(ii)	on the redemption date the Company shall be bound to redeem the “B” Preference Shares specified in the redemption notice at par plus a premium of £7,555133 per share and to pay the dividend which shall have accrued on them down to the redemption date against delivery to the Company of the certificates for the shares to be redeemed, and shall issue free of charge fresh certificates for any unredeemed shares:

(iii)	the “B” Preference Shares to be redeemed shall cease to rank for dividend on the redemption date unless on the certificates for the “B” Preference Shares being tendered to the Company it shall fail to effect such redemption;

(iv)

the “B” Preference Shares may be redeemed out of distributable profits or out of the proceeds of a fresh issue of shares made for the purposes of the redemption or, to the extent permitted by law, out of the capital of the Company;

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the “B” Preference Shares shall not be redeemable at the instance of the Company;

(v)	all the provisions of the statutes relating to the redemption of shares and the creation or increase where requisite of a capital redemption reserve shall be duly observed.

(d)	as to conversion:

(i)	each holder of “B” Preference Shares shall be entitled by not less than seven days notice in writing to the Company to convert all or any part of the “B” Preference Shares held by him into Ordinary Shares on the basis of 1 Ordinary Share of one pound for each “B” Preference Share and upon the expiry of the period specified in such notice each “B” Preference Share the subject of this notice shall be converted automatically into one Ordinary Share.

(ii)	Forthwith upon such conversion there shall be capitalised out of the undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or out of any sum standing to the credit of the company’s share premium account or capital redemption reserve, as the Directors may in their absolute discretion determine, a sum equal to £7.555133 for each ordinary share in issue at such time (including the ordinary shares derived from the conversion of the B Preference Shares) provided that the amount to be capitalised shall be reduced to the extent that the undivided profits, share premium account or capital redemption reserve shall be insufficient.

(iii)	The sum so capitalised shall be set free for distribution amongst the holders of the ordinary shares in issue at such time in the proportion of £7.555133 for every such ordinary share held by them, on condition that the same be not paid in cash, but be applied in paying up in full such number of ordinary shares as shall equal the number of ordinary shares in issue at such time multiplied by 7.555133, such new ordinary shares to be allotted and issued credited as fully paid at par to and amongst such members in the proportion of 7.555133 new ordinary shares of £1 for each one ordinary share already held, provided that fractional entitlements shall be ignored and holders of ordinary shares shall not be entitled to fractional certificates or to payments in lieu of them.

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5C.	The “A” Preference Shares the “B” Preference Shares and the Ordinary Shares:

“A” Preference Shares the “B” Preference Shares and the Ordinary Shares shall entitle the holders thereof to receive notice of and to attend and vote at general meetings of the Company; on a show of hands every holder of “A” Preference Shares, “B” Preference Shares and Ordinary Shares who (being an individual) is present in person or by proxy or (being a Corporation) is present by a duly authorised representative or by proxy shall have one vote and on a poll every holder of “A” Preference Shares, “B” Preference Shares and Ordinary Shares so present shall have one vote for each such Share held by him.

(ii)	in Article 7 by substituting for the figure £1,000 the figure £15,000,000

DATED: 24th February, 1994

Secretary

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Company Number 147943

COMPANIES ACTS 1985 AND 1989

A PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION

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CANADIAN HELICOPTERS (UK) LIMITED

We, the undersigned, being all of the members of Canadian Helicopters (UK) Limited (“the Company”) who, at the date of this Resolution, would be entitled to attend and vote at General Meetings of the Company, HEREBY PASS, pursuant to Section 381A of the Companies Act 1985, the following Resolution as a Special Resolution of the Company AND AGREE THAT the said Resolution shall, for all purposes, be as valid and effective as if the same had been passed by us all at a General Meeting of the Company duly convened and held:

SPECIAL RESOLUTION

That the Articles of Association of the Company be altered as follows:

1.	by deleting Article 5(A)(d) and substituting the following Article:

(d)	as to conversion:

“each holder of “A” Preference Shares shall be entitled by not less than seven days notice in writing to the Company to convert all or any part of the “A” Preference Shares held by him into Ordinary Shares on the basis of one Ordinary Share for each “A” Preference Share and upon the expiry of the period specified in such notice each “A” Preference Share the subject of the notice shall be converted automatically into one Ordinary Share.

2.	by deleting Article 5B(d) and substituting the following Article:

“(d)	as to conversion:

(i)	each holder of “B” Preference Shares shall be entitled by not less than seven days notice in writing to the Company to convert all or any part of the “B” Preference Shares held by him into Ordinary Shares on the basis of 1 Ordinary Share for each “B” Preference Share and upon the expiry of the period specified in such notice each “B” Preference Share the subject of the notice shall be converted automatically into one Ordinary Share.

(ii)	Forthwith upon such conversion there shall be capitalised out of the undivided profits of the company not required for paying any preferential dividend (whether or not they are available for distribution) or out of any sum standing to the

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credit of the company’s share premium account or capital redemption reserve, as the Directors may in their absolute discretion determine, a sum equal to £7.555133 for each Ordinary Share in issue at such time (including the Ordinary Shares derived from the conversion of the B Preference Shares) provided that the amount to be capitalised shall be reduced to the extent that the undivided profits, share premium account and capital redemption reserve shall be insufficient.

(iii)	The sum so capitalised shall be set free for distribution amongst the holders of the Ordinary Shares in issue at such time in the proportion of £7.555133 (or such lesser amount as is provided in 5B.(d)(ii) above for every such Ordinary Share held by them, on condition that the same be not paid in cash, but be applied in paying up in full such number of Ordinary Shares as shall equal the number of Ordinary Shares in issue at such time multiplied by 7.555133 (or such lesser amount as aforesaid), such new Ordinary Shares to be allotted and issued credited as fully paid at par to and amongst such members in the proportion of 7.555133 (or such lesser amount as aforesaid) new Ordinary Shares of £1 for each one Ordinary Share already held, provided that fractional entitlements shall be ignored and holders of Ordinary Shares shall not be entitled to fractional certificates or to payments in lieu of them.

CHC HELICOPTER CORPORATION	MARK DOBBIN

Dated: 16 March, 1995

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Company Number 147943

COMPANIES ACTS 1985 AND 1989

A PRIVATE COMPANY LIMITED BY SHARES

WRITTEN RESOLUTION

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THE HOLDERS OF THE “A” PREFERENCE SHARES IN

CANADIAN HELICOPTERS (UK) LIMITED

We, the undersigned, being the sole member of Canadian Helicopters (UK) Limited (“the Company”) who, at the date of this Resolution, would be entitled to attend and vote at class meetings of the holders of the “A” Preference Shares of £1 each in the capital of the Company, HEREBY PASS, pursuant to Section 381A of the Companies Act 1985, the following Resolution as a Special Resolution of the class of such “A” Preference Shares AND AGREE THAT the said Resolution shall, for all purposes, be as valid and effective as if the same had been passed at a class meeting of the holders of the said “A” Preference Shares duly convened and held:

SPECIAL RESOLUTION

That the Articles of Association of the Company be altered as follows:

1.	by deleting Article 5A.(d) and substituting the following Article:

(d)	as to conversion:

“each holder of “A” Preference Shares shall be entitled by not less than seven days notice in writing to the Company to convert all or any part of the “A” Preference Shares held by him into Ordinary Shares on the basis of one Ordinary Share for each “A” Preference Share and upon the expiry of the period specified in such notice each “A” Preference Share the subject of the notice shall be converted automatically into one Ordinary Share.

2.	by deleting Article 5B.(d) and substituting the following Article:

“(d)	as to conversion:

(i)	each holder of “B” Preference Shares shall be entitled by not less than seven days notice in writing to the Company to convert all or any part of the “B” Preference Shares held by him into Ordinary Shares on the basis of 1 Ordinary Share for each “B” Preference Share and upon the expiry of the period specified in such notice each “B” Preference Share the subject of the notice shall be converted automatically into one Ordinary Share.

(ii)	Forthwith upon such conversion there shall be capitalised out of the undivided profits of the company not required for psb/chc/8864001/writres3 - 1

paying any preferential dividend (whether or not they are available for distribution) or out of any sum standing to the credit of the company’s share premium account or capital redemption reserve, as the Directors may in their absolute discretion determine, a sum equal to £7.555133 for each Ordinary Share in issue at such time (including the Ordinary Shares derived from the conversion of the B Preference Shares) provided that the amount to be capitalised shall be reduced to the extent that the undivided profits, share premium account and capital redemption reserve shall be insufficient.

(iii)	The sum so capitalised shall be set free for distribution amongst the holders of the Ordinary Shares in issue at such time in the proportion of £7.555133 (or such lesser amount as is provided in 5B.(d)(ii) above for every such Ordinary Share held by them, on condition that the same be not paid in cash, but be applied in paying up in full such number of Ordinary Shares as shall equal the number of Ordinary Shares in issue at such time multiplied by 7.555133 (or such lesser amount as aforesaid), such new Ordinary Shares to be allotted and issued credited as fully paid at par to and amongst such members in the proportion of 7.555133 (or such lesser amount as aforesaid) new Ordinary Shares of £1 for each one Ordinary Share already held, provided that fractional entitlements shall be ignored and holders of Ordinary Shares shall not be entitled to fractional certificates or to payments in lieu of them.

CHC HELICOPTER CORPORATION

Dated: 16 March, 1995

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